Exhibit 5.1

430 Park Avenue, New York, New York 10022-3505 Telephone: +1 212 848 9800 Fax: +1 212 848 9888

December 4, 2007

Board of Directors
MRU Holdings, Inc.
590 Madison Avenue
13th Floor
New York, New York 10022

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to MRU Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale of up to 5,180,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), by those individuals and entities named under the caption “Selling Stockholders” in the prospectus included in the Registration Statement (the “Selling Stockholders”), which Shares are issued and outstanding on the date hereof. This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

In reaching the opinion stated in this letter, we have reviewed originals or copies of the Registration Statement, the amended and restated certificate of incorporation and the amended and restated bylaws of the Company, both as amended to date, the documents relevant to the transaction in which the Shares were issued, the resolutions of the Company’s Board of Directors approving the transaction in which the Shares were issued and such other documents as we have considered relevant.

In addition, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of originals thereto; (v) the legal capacity of all individuals executing documents; and (vi) the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

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Withers LLP
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www.withersworldwide.com

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, it is our opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the laws of the State of Delaware.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” therein.

This opinion letter deals only with specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this letter.

This opinion letter speaks as of the date hereof and is rendered solely to you in connection with the registration of the Shares for resale by the Selling Stockholders under the Registration Statement. This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent. We disclaim any duty to advise you regarding any change in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, or to otherwise communicate with you with respect to the matters addressed herein.

Very truly yours,

/s/ Withers Bergman LLP